			Exhibit (iii)
FIDELITY BOND ANALYSIS SHEET
		Sum of
	Gross Assets	Stand-Alone Series	Amount of
	at 8/31/11	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Asian Small Companies Portfolio	85.4		450
Boston Income Portfolio	3,255.5		2100
Global Dividend Income Portfolio	411.3		750
Eaton Vance California Municipal Income Trust	147.8		525
Eaton Vance Enhanced Equity Income Fund	486.3		750
Eaton Vance Enhanced Equity Income Fund II	576.8		900
Eaton Vance California Municipal Bond Fund	443.2		750
Eaton Vance California Municipal Bond Fund II	77.9		450
Eaton Vance Massachusetts Municipal Bond Fund	39.9		350
Eaton Vance Michigan Municipal Bond Fund	34.2		300
Eaton Vance Municipal Bond Fund	1,443.9		1250
Eaton Vance Municipal Bond Fund II	204.4		600
Eaton Vance New Jersey Municipal Bond Fund	56.2		400
Eaton Vance New York Municipal Bond Fund	347.2		750
Eaton Vance New York Municipal Bond Fund II	54.6		400
Eaton Vance Ohio Municipal Bond Fund	48.2		350
Eaton Vance Pennsylvania Municipal Bond Fund	64.0		400
Eaton Vance Limited Duration Income Fund	2,691.0		1900
Eaton Vance Massachusetts Municipal Income Trust	59.4		400
Eaton Vance Michigan Municipal Income Trust	45.6		350
Eaton Vance Municipal Income Trust	411.5		750
Eaton Vance National Municipal Opportunities Trust	357.2		750
Eaton Vance New Jersey Municipal Income Trust	98.8		450
Eaton Vance New York Municipal Income Trust	116.6		525
Eaton Vance Ohio Municipal Income Trust	61.5		400
Eaton Vance Pennsylvania Municipal Income Trust	58.8		400
Eaton Vance Risk-Managed Diversified Equity Income Fund	954.5		1000

Eaton Vance Short Duration Diversified Income Fund	337.4	750
Eaton Vance Senior Floating-Rate Trust	779.2	1000
Eaton Vance Senior Income Trust	394.4	750
Eaton Vance Tax-Advantaged Dividend Income Fund	1,668.8	1500
Eaton Vance Floating-Rate Income Trust	880.4	1000
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund	188.8	600
Eaton Vance Tax-Advantaged Global Dividend Income Fund	1,532.7	1500
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	423.6	750
Eaton Vance Parametric Tax-Managed Emerging Markets Fund	2,609.2	1900
Eaton Vance Tax-Managed Buy-Write Income Fund	332.5	750
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	824.4	1000
Eaton Vance Tax-Managed Diversified Equity Income Fund	1,621.2	1500
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	1,309.6	1250
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	3,081.2	2100
Emerging Markets Local Income Portfolio	877.7	1000
Floating Rate Portfolio	9,707.5	2500
Global Macro Absolute Return Advantage Portfolio	1,048.1	1250
Global Opportunities Portfolio	515.7	900
Government Obligations Portfolio	1,065.2	1250
Greater China Growth Portfolio	189.7	600
Inflation-Linked Securities Portfolio	45.3	350
Multi-Cap Growth Portfolio	159.6	600
High Income Opportunities Portfolio	861.5	1000
International Income Portfolio	205.6	600
Investment Grade Income Portfolio	137.9	525
Short-Term U.S. Government Portfolio	438.0	750
Large-Cap Core Research Portfolio	210.6	600
Large-Cap Growth Portfolio	193.8	600
Focused Growth Portfolio	106.9	525
Large-Cap Value Portfolio	13,916.6	2500
MSAR Completion Portfolio	353.9	750
Senior Debt Portfolio	2,198.6	1700

Small-Cap Portfolio	182.7		600
SMID-Cap Portfolio	1,411.1		1250
Greater India Portfolio	522.2		900
Special Equities Portfolio	64.5		400
Global Macro Portfolio	8,482.4		2500
Tax-Managed Growth Portfolio	8,156.0		2500
Tax-Managed International Equity Portfolio	117.0		525
Tax-Managed Multi-Cap Growth Portfolio	104.6		525
Tax-Managed Small-Cap Portfolio	171.8		600
Tax-Managed Small-Cap Value Portfolio	70.2		400
Tax-Managed Value Portfolio	1,468.5		1250
Dividend Builder Portfolio	1,139.4		1250
Worldwide Health Sciences Portfolio	1,025.5		1250
Eaton Vance Focused Growth Opportunities Fund	22.7
Eaton Vance Focused Value Opportunities Fund	23.4
Eaton Vance Richard Bernstein Multi-Market Equity Strategy Fund	417.4
Eaton Vance Growth Trust Series Totals		463.5	750
Alabama Municipal Income Fund	52.1
Arizona Municipal Income Fund	77.6
Arkansas Municipal Income Fund	68.5
California Municipal Income Fund	171.6
Connecticut Municipal Income Fund	112.8
Georgia Municipal Income Fund	67.9
Kentucky Municipal Income Fund	51.3
Maryland Municipal Income Fund	75.1
Massachusetts Municipal Income Fund	192.6
Michigan Municipal Income Fund	42.0
Minnesota Municipal Income Fund	95.3
Missouri Municipal Income Fund	84.5
National Municipal Income Fund	4,571.3
Municipal Opportunities Fund	11.8
New Jersey Municipal Income Fund	201.0

New York Municipal Income Fund	311.9
North Carolina Municipal Income Fund	104.5
Ohio Municipal Income Fund	204.0
Oregon Municipal Income Fund	125.7
Pennsylvania Municipal Income Fund	248.4
Rhode Island Municipal Income Fund	36.2
South Carolina Municipal Income Fund	129.6
Tennessee Municipal Income Fund	49.0
Virginia Municipal Income Fund	112.1
Eaton Vance Municipals Trust Series Totals		7,196.8	2500
AMT-Free Limited Maturity Municipal Income Fund	66.8
Massachusetts Limited Maturity Municipal Income Fund	56.9
National Limited Maturity Municipal Income Fund	676.7
New Jersey Limited Maturity Municipal Income Fund	37.1
New York Limited Maturity Municipal Income Fund	88.2
Pennsylvania Limited Maturity Municipal Income Fund	58.7
Eaton Vance Investment Trust Series Totals		984.4	1000
High Yield Municipal Income Fund	609.8
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund	896.3
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund	53.7
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund	3.0
Eaton Vance Municipals Trust II Series Totals		1,562.8	1500
Eaton Vance AMT-Free Municipal Income Fund	444.4
Eaton Vance Build America Bond Fund	42.7
Eaton Vance Parametric Structured Emerging Markets Fund	2,414.5
Eaton Vance Parametric Structured International Equity Fund	56.8
Eaton Vance Parametric Structured Commodity Strategy Fund	21.1
Eaton Vance Tax-Managed Global Dividend Income Fund	1,078.3
Eaton Vance Tax-Managed Mid-Cap Core Fund	50.0
Eaton Vance U.S. Government Money Market Fund	309.8
Eaton Vance Mutual Funds Trust Series Totals		4,417.6	2500

Eaton Vance Commodity Strategy Fund	594.0
Eaton Vance Enhanced Equity Option Income Fund	10.7
Eaton Vance Parametric Option Absolute Return Strategies Fund	76.0
Eaton Vance Real Estate Fund	8.0
Eaton Vance Risk-Managed Equity Option Income Fund	126.2
Eaton Vance Small-Cap Value Fund	35.8
Eaton Vance Special Investment Trust Series Totals		850.7	1000
Eaton Vance VT Floating-Rate Income Fund	374.1
Eaton Vance VT Large-Cap Value Fund	58.6
Eaton Vance Variable Trust Series Totals		432.7	750
TOTALS	99,671.7		76,700
*All non-SEC registered funds are excluded.
Number of Funds =	125